UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2008

BIGSTRING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-51661	20-0297832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Harding Road, Suite E, Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (732) 741-2840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2008, BigString Corporation (“BigString”) entered into an International Distribution Agreement (the “Agreement”) with VIP Connectz USA, Inc. (“VIP Connectz”), an international marketing and sales company specializing in the Internet and telecommunications industry.  Pursuant to the Agreement, BigString’s self-destructing email and instant messaging (“IM”) services will be private labeled for VIP Connectz, and VIP Connectz will add both services to its existing Voice-over-Internet Protocol product line.  VIP Connectz will serve as the exclusive, worldwide multi-level marketing distributor of BigString’s email and IM services.  Multi-level marketing, also known as network marketing, is a business distribution model that allows a parent multi-level marketing company, such as VIP Connectz, to market its products directly to consumers by means of relationship referral and direct selling.  BigString and VIP Connectz will share in the advertising revenues generated through their relationship.  Net advertising revenues received from advertisements displayed in BigString’s existing advertising zones shall be split equally with VIP Connectz.  Net advertising revenues received by advertisements displayed in advertising zones created by VIP Connectz shall be split based upon net annual revenue received from such advertisements.  In addition, BigString will receive a payment for each email and IM account originated by VIP Connectz as discussed below.

In order to remain the exclusive, worldwide multi-level marketing distributor of BigString’s email and IM services, VIP Connectz must enroll 3,000 paid email accounts and 3,000 paid IM accounts in the first six months following the execution of the Agreement, and 10,000 paid email accounts and 10,000 paid IM accounts by the end of the first year of the Agreement.  For every paid email account signed up through VIP Connectz, BigString shall receive $15 payable on account creation, and for each IM account signed up through VIP Connectz, BigString shall receive $10 payable on account creation.  To continue to maintain exclusivity, VIP Connectz is required to enroll and maintain in each year of the Agreement, including through renewals, a minimum of 10,000 paid email accounts and 10,000 paid IM accounts.  Failure to enroll and maintain the paid email and IM accounts as provided for above may cause the service exclusivity to be immediately revoked by BigString without notification to VIP Connectz.

The initial term of the Agreement is for a period of twelve months from the date of execution, and the Agreement will be automatically renewed unless either party gives thirty days prior written notice to the other party of its intent not to renew the Agreement. Either party may terminate the Agreement at any time by giving the other party thirty days prior written notice of its intent to terminate the Agreement.

Section 8 – Other Events

Item 8.01.	Other Events.

On May 13, 2008, BigString issued a press release announcing that it has entered into an international distribution agreement with VIP Connectz.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description

99.1	Press Release Re: BigString Corporation Enters into International Distribution Agreement with VIP Connectz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGSTRING CORPORATION
(Registrant)

By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer
Date:  May 19, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release Re: BigString Corporation Enters into International Distribution Agreement with VIP Connectz.